Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated March 20, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Petroleum Development Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

May 20, 2008